UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

(310) 252-2000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5—Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, the Board of Directors (the “Board”) of Mattel, Inc. (“Mattel” or the “Company”) elected Dr. Judy Olian as a new director of Mattel and approved an increase in the size of the Board from nine to ten directors, in each case effective immediately. In accordance with Mattel’s director compensation program, Dr. Olian will be entitled to a cash retainer of $75,000 and a grant of restricted stock units valued at $105,000 (based on the closing price of Mattel’s common stock on the grant date of September 13, 2018), which represents a pro-ration of the annual director compensation based on the number of months (including partial months) she will serve from September 2018 to the date of Mattel’s 2019 Annual Meeting of Stockholders.

Dr. Olian, 66, has served as the ninth President of Quinnipiac University since July 2018. She previously served as the Dean and John E. Anderson Chair in Management at UCLA Anderson School of Management from January 2006 to July 2018. Dr. Olian currently serves as a director and member of the audit committee of Ares Management LLC, a global alternative asset manager. She also serves as a director and member of the compensation committee of United Therapeutics Corp., a biotechnology company addressing the needs of patients with chronic and life-threatening conditions. In addition, she is a member of the advisory board of Catalyst Inc., a global nonprofit organization that engages in research and advocacy to accelerate the progress of women in the workplace.

Dr. Olian has not been named to a committee of the Board of Directors at this time.

There are no transactions between Dr. Olian and Mattel that would be reportable under Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 13, 2018, Mattel issued a press release regarding the election of Dr. Olian, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1**	Press release dated September 13, 2018, announcing the election of Dr. Judy Olian to the Board of Directors of Mattel.

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2018	MATTEL, INC.

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer, and Secretary